Exhibit 99.5


                                            1230 Rosecrans Avenue, Suite 1000
                                                   Manhattan Beach, CA  90266
                                    Tel:  (310) 643-5106  Fax: (310) 536-6128


     FOR IMMEDIATE RELEASE:   Contact:  Rod N. Raynovich
     ---------------------              President and Chief Executive Officer
                                        CompuMed, Inc.
                                        (310) 643-5106 ext. 119

                                        Noonan/Russo Communications, Inc.
                                        (212) 696-4455
                                        Jonathan Fassberg (investor) ext. 248
                                        Rich Tammero (media) ext. 222
                                        e-mail: news@noonanrusso.com


                      COMPUMED ANNOUNCES SECURITIES CLASS ACTION
                       LAWSUITS HAVE BEEN FILED AGAINST COMPANY


     Manhattan Beach, CA, October 20, 1995 -- CompuMed, Inc. (Nasdaq Small Cap:
     CMPD) today announced that three securities class action lawsuits have been filed against it in the last two days.

     The complaints were filed in the United States District Court for the Central District of California on behalf of persons who purchased CompuMed's Common Stock from August 31, 1995 through October 17, 1995. The complaints allege violations of federal securities laws by CompuMed and certain officers and directors. The complaints generally relate to the disclosure of certain caps on the royalties received by CompuMed under the terms of a license agreement between CompuMed and Merck & Co., Inc. (NYSE:
     MRK), pursuant to which CompuMed has licensed its proprietary technology in the Osteogram (R), a test which assists physicians in detecting osteoporosis.

     Upon its initial assessment of the matter, CompuMed has determined to defend itself vigorously against these actions.

     CompuMed, based in Manhattan Beach, California, is focused on providing solutions to important medical problems through the use of computer technology. In addition to the Osteogram (R), CompuMed is focused on telemedicine services for cardiology and currently provides on-line computer interpretation of medical tests, such as electrocardiograms (ECGs) to physicians and healthcare providers.

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     This release is available on the Internet at http://www.noonanrusso.com.